Exhibit 4.1
Bob Evans Farms, Inc.
3776 South High Street
Columbus, Ohio 43207
(614) 491-2225
June 26, 2007
U.S. Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549
     Re: Bob Evans Farms, Inc. — Form 10-K for the Fiscal Year Ended April 27, 2007
Ladies and Gentlemen:
     Bob Evans Farms, Inc., a Delaware corporation (the “Registrant”), is today filing its Annual Report on Form 10-K for the fiscal year ended April 27, 2007 (the “Form 10-K”).
     Pursuant to the instructions relating to the Exhibits in Item 601(b) of Regulation S-K, the Registrant hereby agrees to furnish to the Securities and Exchange Commission, upon request, copies of instruments and agreements defining the rights of holders of the Registrant’s long-term debt and of the long-term debt of Registrant’s consolidated subsidiaries, which are not being filed as exhibits to the Form 10-K. Such long-term debt does not exceed 10% of the total assets of the Registrant and its subsidiaries on a consolidated basis.

Very truly yours, BOB EVANS FARMS, INC.
/s/ Donald J. Radkoski
Donald J. Radkoski
Chief Financial Officer, Treasurer and Secretary